PagerDuty Announces Fourth Quarter Fiscal 2022 Financial Results

Fourth quarter revenue increased 32% year-over-year to $78.5 million
Fourth quarter GAAP operating loss of $27.2 million, non-GAAP operating loss of $2.5 million

SAN FRANCISCO – (BUSINESS WIRE) – March 16, 2022 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the fourth quarter of fiscal 2022, ended January 31, 2022.
“Driven by ongoing market traction for our new products and strong go to market execution, Q4 results capped a fiscal year of accelerating growth for PagerDuty. We delivered revenue of $79 million for the quarter and $281 million for the year, both growing 32% year over year, and gained operating leverage which positions us well for durable growth,” said Jennifer Tejada, Chairperson and CEO at PagerDuty. “Our digital operations platform is designed to effectively predict, facilitate, and automate the urgent, unstructured work essential to modern business success. We enter the new fiscal year with tremendous momentum, well-positioned to support an even broader cross-section of teams across the enterprise.”

Fourth Quarter Fiscal 2022 Financial Highlights

•Revenue was $78.5 million, an increase of 32.4% year over year.
•GAAP operating loss was $27.2 million; GAAP operating margin of (34.6)%.
•Non-GAAP operating loss was $2.5 million; non-GAAP operating margin of (3.2)%.
•GAAP net loss per share was $0.34; non-GAAP net loss per share was $0.04.
•Operating cash flow was $1.3 million, with free cash flow of $(1.4) million.
•Cash, cash equivalents and current investments were $543.4 million as of January 31, 2022.
Full Year Fiscal 2022 Financial Highlights
•Revenue was $281.4 million, an increase of 31.8% year over year.
•GAAP operating loss was $101.7 million; GAAP operating margin of (36.1)%.
•Non-GAAP operating loss was $23.1 million; non-GAAP operating margin of (8.2)%.
•GAAP net loss per share was $1.27; non-GAAP net loss per share was $0.32.
•Operating cash flow was $(6.0) million, with free cash flow of $(12.8) million.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Fourth Quarter and Recent Highlights

•Dollar-based net retention rate of 124% as of January 31, 2022, compared to 121% in the year ago period.
•Customers with annual recurring revenue (“ARR”) over $100,000 was 594 as of January 31, 2022, compared to 426 a year ago.
•Customers with ARR over $1,000,000 was 43 as of January 31, 2022, compared to 26 a year ago.
•Total paid customers of 14,865 as of January 31, 2022, compared to 13,837 a year ago.
•International revenue of 24% of total revenue for the year ended January 31, 2022, consistent with the year ago period.
•Announced the availability of PagerDuty Round Robin Scheduling and Event Orchestration.
•Continued long-standing partnership with Amazon Web Services as a Platinum sponsor of AWS re:Invent
•Featured case study: DraftKings.
•Lands and Expands included BlueStream Communications, CloudEQ, Deliveroo, Doordash, Kyndrl, Mollie, Monotaro, Netflix, Nomi Health and Sally Holdings LLC.

Financial Outlook

For the first quarter of fiscal 2023, PagerDuty currently expects:

•Total revenue of $81.5 million - $83.5 million, representing a growth rate of 28% - 31% year over year
•Non-GAAP net loss per share of $0.09 - $0.08 assuming approximately 87 million shares

For the full fiscal year 2023, PagerDuty currently expects:

•Total revenue of $360.0 million - $366.0 million, representing a growth rate of 28% - 30% year over year
•Non-GAAP net loss per share of $0.23 - $0.17 assuming approximately 88 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on March 16, 2022. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation: PagerDuty utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs and acquisition-related retention payments, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: For the three and twelve months ended January 31, 2022, the imputed interest rate of the Convertible Senior Notes (the "Notes") was approximately 1.93%. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. For the three and twelve months ended January 31, 2021, the imputed interest rate of the Notes was approximately 7.88%. This was a result of the debt discount and debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs and debt discount are amortized as interest expense. The expense for the amortization of the debt issuance costs and the debt discount is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Acquisition-Related Income Tax Benefit: PagerDuty views acquisition-related income tax benefits as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such benefits can assist in the comparison of operational performance in different periods which may or may not include such benefits.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding amortization of debt issuance costs and debt discount, stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and acquisition-related income tax benefits. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to strengthen its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 19, 2021 and our Quarterly Reports on Form 10-Qs filed with the SEC on June 4, 2021, September 3, 2021, and December 8, 2021. Additional information will be made available in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers include Cisco, Genentech, Electronic Arts, Cox Automotive, Shopify, Zoom, DoorDash, and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook. We’re also hiring, visit https://www.pagerduty.com/careers/ to learn more.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

PagerDuty, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Revenue	$78,509	$59,284	$281,396	$213,556
Cost of revenue(1)	13,928	9,401	48,361	30,686
Gross profit	64,581	49,883	233,035	182,870
Operating expenses:
Research and development(1)	27,628	17,861	95,690	64,566
Sales and marketing(1)	43,400	33,884	161,624	122,155
General and administrative(1)	20,752	16,532	77,432	62,431
Total operating expenses	91,780	68,277	334,746	249,152
Loss from operations	(27,199)	(18,394)	(101,711)	(66,282)
Interest income	640	857	2,946	4,232
Interest expense	(1,353)	(4,224)	(5,398)	(9,965)
Other (expense) income, net	(826)	67	(2,757)	(794)
Loss before (provision for) benefit from income taxes	(28,738)	(21,694)	(106,920)	(72,809)
(Provision for) benefit from income taxes	(157)	(454)	(535)	3,906
Net loss	$(28,895)	$(22,148)	$(107,455)	$(68,903)
Other comprehensive (loss) income
Unrealized (loss) gain on investments	(478)	(291)	(1,012)	206
Total comprehensive loss	$(29,373)	$(22,439)	$(108,467)	$(68,697)
Net loss per share, basic and diluted	$(0.34)	$(0.27)	$(1.27)	$(0.87)
Weighted-average shares used in calculating net loss per share, basic and diluted	86,101	81,933	84,514	79,614
(1) Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Cost of revenue	$1,191	$607	$3,751	$1,702
Research and development	7,534	3,636	23,764	11,095
Sales and marketing	6,051	3,324	19,012	14,733
General and administrative	7,391	3,929	23,506	15,701
Total	$22,167	$11,496	$70,033	$43,231

PagerDuty, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of January 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$349,785	$339,166
Investments	193,571	221,112
Accounts receivable, net of allowance for doubtful accounts of $1,809 and $1,188 as of January 31, 2022 and January 31, 2021, respectively	75,279	55,119
Deferred contract costs, current	16,672	12,330
Prepaid expenses and other current assets	9,777	10,587
Total current assets	645,084	638,314
Property and equipment, net	18,229	12,639
Deferred contract costs, non-current	26,159	19,257
Lease right-of-use assets	20,227	24,691
Goodwill	72,126	72,126
Intangible assets, net	23,133	26,633
Other assets	1,490	1,783
Total assets	$806,448	$795,443
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,505	$5,747
Accrued expenses and other current liabilities	13,640	9,627
Accrued compensation	35,327	28,372
Deferred revenue, current	162,881	123,686
Lease liabilities, current	5,637	5,262
Total current liabilities	226,990	172,694
Convertible senior notes, net	281,069	217,528
Deferred revenue, non-current	7,343	6,286
Lease liabilities, non-current	20,912	26,542
Other liabilities	3,159	5,666
Total liabilities	539,473	428,716
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	616,467	614,494
Accumulated other comprehensive (loss) income	(669)	343
Accumulated deficit	(348,823)	(248,110)
Total stockholders’ equity	266,975	366,727
Total liabilities and stockholders’ equity	$806,448	$795,443

PagerDuty, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(28,895)	$(22,148)	$(107,455)	$(68,903)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,196	1,918	8,356	5,270
Amortization of deferred contract costs	4,272	3,083	14,923	10,977
Amortization of debt discount and issuance costs (1)	455	3,315	1,805	7,808
Stock-based compensation	22,167	11,496	70,033	43,231
Non-cash lease expense	1,133	1,099	4,464	4,398
Other	1,178	621	3,770	2,518
Changes in operating assets and liabilities:
Accounts receivable	(21,954)	(13,758)	(21,594)	(17,637)
Deferred contract costs	(9,325)	(5,932)	(26,167)	(16,876)
Prepaid expenses and other assets	2,136	1,583	1,279	(2,022)
Accounts payable	(935)	526	2,901	316
Accrued expenses and other liabilities	(20)	(3,034)	(99)	(810)
Accrued compensation	3,006	3,495	6,766	11,184
Deferred revenue	27,374	22,248	40,252	34,723
Lease liabilities	(1,443)	(1,123)	(5,255)	(4,082)
Net cash provided by (used in) operating activities	1,345	3,389	(6,021)	10,095
Cash flows from investing activities
Purchases of property and equipment	(2,081)	(636)	(3,457)	(4,038)
Capitalization of internal-use software costs	(652)	(482)	(3,353)	(810)
Business acquisitions, net of cash acquired	—	—	(160)	(49,656)
Proceeds from maturities of held-to-maturity of investments	—	—	—	28,040
Purchases of available-for-sale investments	(46,485)	(68,788)	(197,093)	(222,042)
Proceeds from maturities of available-for-sale investments	37,443	66,549	194,059	189,901
Proceeds from sales of available-for-sale investments	—	—	27,380	9,285
Net cash (used in) provided by investing activities	(11,775)	(3,357)	17,376	(49,320)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $9,302	—	(467)	—	278,198
Purchase of capped call related to convertible senior notes	—	—	—	(35,708)
Proceeds from employee stock purchase plan	2,853	2,428	7,742	5,986
Proceeds from issuance of common stock upon exercise of stock options	2,591	4,389	15,108	14,098
Employee payroll taxes paid related to net share settlement of restricted stock units	(4,967)	(3,873)	(23,586)	(8,207)
Net cash provided by (used in) financing activities	477	2,477	(736)	254,367
Net (decrease) increase in cash, cash equivalents, and restricted cash	(9,953)	2,509	10,619	215,142
Cash, cash equivalents, and restricted cash at beginning of period	359,738	336,657	339,166	124,024
Cash, cash equivalents, and restricted cash at end of period	$349,785	$339,166	$349,785	$339,166
(1) During the first quarter of fiscal 2022, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of the debt discount on the convertible senior notes from February 1, 2021.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$64,581	$49,883	$233,035	$182,870
Plus: Share-based compensation	1,191	607	$3,751	$1,702
Plus: Employer taxes related to employee stock transactions	53	31	131	54
Plus: Amortization of acquired intangible assets	280	280	1,120	373
Non-GAAP gross profit	$66,105	$50,801	$238,037	$184,999
GAAP gross margin	82.3%	84.1%	82.8%	85.6%
Non-GAAP adjustments	1.9%	1.6%	1.8%	1.0%
Non-GAAP gross margin	84.2%	85.7%	84.6%	86.6%

Reconciliation of operating expenses
GAAP research and development	$27,628	$17,861	$95,690	$64,566
Less: Share-based compensation	(7,534)	(3,636)	$(23,764)	$(11,095)
Less: Employer taxes related to employee stock transactions	(311)	(209)	(929)	(411)
Less: Acquisition-related expenses	(441)	(460)	(1,789)	(614)
Non-GAAP research and development	$19,342	$13,556	$69,208	$52,446

GAAP sales and marketing	$43,400	$33,884	$161,624	$122,155
Less: Share-based compensation	(6,051)	(3,324)	(19,012)	(14,733)
Less: Employer taxes related to employee stock transactions	(232)	(251)	(765)	(596)
Less: Amortization of acquired intangible assets	(595)	(595)	(2,380)	(794)
Non-GAAP sales and marketing	$36,522	$29,714	$139,467	$106,032

GAAP general and administrative	$20,752	$16,532	$77,432	$62,431
Less: Share-based compensation	(7,391)	(3,929)	(23,506)	(15,701)
Less: Employer taxes related to employee stock transactions	(335)	(331)	(1,192)	(548)
Less: Acquisition-related expenses	(311)	(191)	(319)	(1,823)
Non-GAAP general and administrative	$12,715	$12,081	$52,415	$44,359

Reconciliation of operating loss and operating margin
GAAP operating loss	$(27,199)	$(18,394)	$(101,711)	$(66,282)
Plus: Share-based compensation	22,167	11,496	70,033	43,231
Plus: Employer taxes related to employee stock transactions	931	822	3,017	1,609
Plus: Amortization of acquired intangible assets	875	875	3,500	1,167
Plus: Acquisition-related expenses	752	651	2,108	2,437
Non-GAAP operating loss	$(2,474)	$(4,550)	$(23,053)	$(17,838)
GAAP operating margin	(34.6)%	(31.0)%	(36.1)%	(31.0)%
Non-GAAP adjustments	31.4%	23.3%	27.9%	22.6%
Non-GAAP operating margin	(3.2)%	(7.7)%	(8.2)%	(8.4)%

Reconciliation of net loss
GAAP net loss	$(28,895)	$(22,148)	$(107,455)	$(68,903)
Plus: Share-based compensation	22,167	11,496	70,033	43,231
Plus: Employer taxes related to employee stock transactions	931	822	3,017	1,609
Plus: Amortization of debt discount and issuance costs (1)	455	3,315	1,805	7,808
Plus: Amortization of acquired intangible assets	875	875	3,500	1,167
Plus: Acquisition-related expenses	752	651	2,108	2,437
Plus: Tax benefit associated with acquisition	—	41	—	(5,017)
Non-GAAP net loss	$(3,715)	$(4,948)	$(26,992)	$(17,668)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted	$(0.34)	$(0.27)	$(1.27)	$(0.87)
Non-GAAP adjustments to net loss	0.29	0.21	0.95	0.65
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.06)	$(0.32)	$(0.22)

Weighted-average shares used in calculating net loss per share, basic and diluted	86,101	81,933	84,514	79,614
Note: Certain figures may not sum due to rounding.
(1) During the first quarter of fiscal 2022, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of debt discount on the convertible senior notes from February 1, 2021.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended January 31,		Year Ended January 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$1,345	$3,389	$(6,021)	$10,095
Less:
Purchases of property and equipment	(2,081)	(636)	(3,457)	(4,038)
Capitalization of internal-use software costs	(652)	(482)	(3,353)	(810)
Free cash flow	$(1,388)	$2,271	$(12,831)	$5,247
Net cash (used in) provided by investing activities	$(11,775)	$(3,357)	$17,376	$(49,320)
Net cash provided by (used in) financing activities	$477	$2,477	$(736)	$254,367
Free cash flow margin	(1.8)%	3.8%	(4.6)%	2.5%